UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 7, 2009 (December 2, 2009)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125 Sugar Land, Texas 77478 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 6, 2009, Hyperdynamics Corporation (the “Company”, “we,” or “us”) acting for itself and as agent on behalf of its wholly-owned subsidiary, SCS Corporation (“SCS”) entered into a Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with Dana Petroleum (E&P) Limited (“Dana”), effective as of December 4, 2009.  Under the Sale and Purchase Agreement, we agreed to sell to Dana, as more fully described in the agreement, an undivided 23% interest (the “Participating Interest”) in our concession (the “Concession”) off the coast of the Republic of Guinea (“Guinea”).  The Concession was granted to us under the Hydrocarbon Production Sharing Contract, dated September 22, 2006 (the “2006 PSC”) between the Guinea and SCS as modified by the Memorandum of Understanding between the Guinea and SCS dated September 11, 2009 (the “2009 MOU”).  A copy of the 2006 PSC was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission (“SEC”) on September 28, 2006.  A copy of the 2009 MOU was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the SEC on September 15, 2009.  We entered into the Sale and Purchase Agreement with Dana consistent with the Agreement for Exclusive Dealing and Letter of Intent (“Letter of Intent”) that entered into with Dana on October 14, 2009.  A copy of the Letter of Intent was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the SEC on October 19, 2009.

The sale of the Participating Interest to Dana is expected to close on or before January 31, 2010 subject to customary closing conditions, including the negotiation and execution of a joint operating agreement among us, Dana and any third parties in addition to certain other closing documents, and receipt of all necessary approvals from the government of Guinea.  If the closing conditions have not been satisfied by January 31, 2010, or on a later date agreed to by us and Dana in writing, the Sale and Purchase Agreement will automatically terminate (except for certain provisions as identified the agreement).

Upon the closing of the sale of the Participating Interest to Dana (the “Closing”), Dana is obligated to pay us a pro rata portion of accrued expenses associated with our ongoing 2-D seismic program.  Under the Sale and Purchase Agreement, Dana is also be obligated to pay us $19.6 million (the “Purchase Price”) within ten days following the conclusion of the review by the government of Guinea and us of the 2006 PSC (pursuant to the terms of the 2009 MOU) and the execution of any resulting revisions or amendments (the “PSC Clarification”) and entry into full legal effect of the PSC Clarification under the laws of Guinea.  The review of the 2006 PSC (pursuant to the 2009 MOU) is expected to be completed by March 2010.  Of the Purchase Price, Dana is obligated pay $5.0 million in cash and the remaining $14.6 million may be paid in either cash or ordinary shares of Dana Petroleum PLC, at Dana’s sole option.  Should Dana choose to pay in ordinary shares, there would be no restriction on the immediate resale of these shares by us.  In the event the PSC Clarification is required to be approved by an act of the parliament or similar governmental process of Guinea, then no payment by Dana is required until such approval is obtained.  If the Purchase Price has not been paid to us within 18 months following the Closing, we have the right under the Sale and Purchase Agreement to buy back the Participating Right.

As we previously disclosed in our Current Report on Form 8-K that was filed with the SEC on December 1, 2009, on November 30, 2009, we entered into an Agreement for Exclusive Dealing and Letter of Intent with Repsol Exploracion, S.A. (“Repsol”) (the “Repsol Letter of Intent”).  Under the Repsol Letter of Intent, we agreed to negotiate the assignment to Repsol of a 37% interest in our Concession.  Under the terms of the Repsol Letter of Intent, we agreed with Repsol to work to sign definitive documents no later than January 31, 2010.  Under a separate letter agreement, dated December 2, 2009 (the “Repsol Letter Agreement”), in the event that the Repsol Letter of Intent terminates without a successful assignment, we would have 90 days to secure the participation of an alternative major company with the financial and technical capability to operate in deep water off the coast of West Africa.  After that 90 day period, Dana would have the option to negotiate with us to (i) take up to an additional 27% interest in the Concession, with consideration to be separately negotiated, and (ii) to be designated operator of the Concession.

A copy of (i) the Sale and Purchase Agreement and (ii) the Letter agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.  The summary of the Sale and Purchase Agreement and Letter agreement in this Item 1.01 is qualified entirely by the terms and conditions set forth in the respective agreements, which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 7, 2009, we issued a press release entitled, “Hyperdynamics Signs Binding Sale and Purchase Agreement with Dana Petroleum for Participating Interest in Guinea Oil and Gas Concession.”  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 8.01	Other Events

On December 4, 2009, the President of Guinea, Moussa “Dadis” Camara, was reportedly wounded during an assassination attempt by his former top aide.  The extent of his injuries, recovery prospects and time for recovery, are the subject of speculation.  According to media reports, General Sekouba Konate, Vice President and Minister of Defense, is leading the coalition that is in control of the government.  Our CEO and President, Ray Leonard, and one of our directors, Hank Cohen, a former U.S. Assistant Secretary of State, met separately with President Camara and General Konate in Guinea in September 2009 in connection with the discussions that culminated in the signing of the 2009 MOU.

In our recent reports on Forms 10-Q and 10-K, we have noted that doing business in Guinea is subject to risk due to, among other things, the unstable political and military climate.  The effect of the assassination attempt on the political and military leadership of Guinea is currently unknown, and we continue to be subject to the risk that these uncertainties could adversely affect our plans for operations there and in the loss or delay of our rights under the 2006 PSC and the 2009 MOU.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number                                                      Description

Exhibit 10.1	Sale and Purchase Agreement, effective as of December 4, 2009, between HyperDynamics Corporation and Dana Petroleum (E&P) Limited

Exhibit 10.2	Letter Agreement, dated December 2, 2009, between HyperDynamics Corporation and Dana Petroleum (E&P) Limited

Exhibit 99.1	Press Release dated December 7, 2009 entitled “Hyperdynamics Signs Binding Sale and Purchase Agreement with Dana Petroleum for Participating Interest in Guinea Oil and Gas Concession.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:  December 7, 2009
By:  /s/ JASON D. DAVIS

Name:  Jason D. Davis
Title:    Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Sale and Purchase Agreement, effective as of December 4, 2009, between HyperDynamics Corporation and Dana Petroleum (E&P) Limited

Exhibit 10.2	Letter Agreement, dated December 2, 2009, between HyperDynamics Corporation and Dana Petroleum (E&P) Limited

Exhibit 99.1	Press Release dated December 7, 2009 entitled “Hyperdynamics Signs Binding Sale and Purchase Agreement with Dana Petroleum for Participating Interest in Guinea Oil and Gas Concession.”